UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 3, 2026

Prairie Operating Co.
(Exact name of registrant as specified in its charter)

Delaware	001-41895	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Waugh Drive, Suite 400 Houston, Texas	77007
(Address of principal executive offices)	(Zip code)

(713) 424-4247
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PROP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Prairie Operating Co. (the “Company”) that was held on June 3, 2026, only stockholders of record at the close of business on April 15, 2026, the record date for the Annual Meeting (the “Record Date”), were entitled to vote. As of the Record Date, 97,344,348 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 65,706,444 shares of the Company’s Common Stock were voted in person or by proxy for the two proposals set forth below, each of which is described in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the U.S. Securities and Exchange Commission on April 23, 2026.

Proposal No. 1 - Election of Directors

The Company’s stockholders elected the director nominees below to the Board of Directors of the Company to hold office until the 2027 Annual Meeting of Stockholders or until their successors are elected, by the vote indicated below:

Director Nominees	Votes For	Votes Against	Abstentions	Broker Non- Votes
Richard N. Frommer	38,317,707	1,115,867	384,236	25,888,634
Jonathan Gray	36,733,474	2,506,996	577,340	25,888,634
Stephen Lee	35,090,781	4,333,118	393,911	25,888,634
Erik Thoresen	36,304,858	3,142,980	369,972	25,888,634

Proposal No. 2 - Ratification of the Appointment of Independent Registered Accounting Firm

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026, by the vote indicated below:

Votes For	Votes Against	Abstentions
64,577,836	491,258	637,350

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2026

PRAIRIE OPERATING CO.

By:	/s/ Daniel T. Sweeney
Name:	Daniel T. Sweeney
Title:	Executive Vice President, General Counsel & Corporate Secretary